Exhibit 99.8

AMZG

Cash Flow Reconcilation

4Q2014

Beg. Cash	$48,784

Revenue	14,450
Production Expenses (LOE)	(5,953)
Production Taxes (Severance Tax)	(1,642)
G&A Expense - Exclusing Share-based Comp.	(1,595)
Realized Gain (Loss) on Derivatives	2,606
Accretion of Asset Retirement Obligation (non-cash add-back)	23
EBITDA	7,889

Capital Expenditure - Operated Wells	(18,543)
Capital Expenditure - Non-Op Wells	(1,266)
Capital Expenditure - Acreage	(1,853)
Sale of Canadian Assets	0
Total Capital Expenditures	(21,662)

One-time Gain on Sale of Hedges	11,457
Change in Accounts Receivable	8,319
Change in Accounts Payable and Accruals (excluding accrued interest)	(28,847)
Change in Other Misc: Mostly Current & Non-cur. Assets & Liabilities	(52)

Ending Cash	$25,888